UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2025

FISCALNOTE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39672	88-3772307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Pennsylvania Avenue NW, 6th Floor, Washington, D.C. 20004 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (202)793-5300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	NOTE	NYSE
Warrants to purchase one share of Class A common stock	NOTE.WS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2025, General Stanley A. McChrystal (United States Army-Retired), a member of the Board of Directors (the “Board”) of FiscalNote Holdings, Inc. (the “Company”), and a member of the Corporate Governance Committee and Compensation Committee of the Board, notified the Company of his decision to resign as a director effective on May 29, 2025, in order to focus on other professional commitments. His decision is not due to any disagreement with the Company on any matter relating to its operations, policies or practices. Gen. McChrystal joined the Board in 2015 and provided essential guidance to the founders and management as the Company evolved from its earliest stages through today. The Company is grateful to Gen. McChrystal for his service as a director over the past ten years.

Following Gen. McChrystal’s departure, the size of the Board will be reduced to eight members, consistent with the Company’s recent divestitures of non-core businesses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCALNOTE HOLDINGS, INC.

By:	/s/ Todd Aman
Name:	Todd Aman
Title:	SVP, General Counsel & Secretary
Date:	May 2, 2025